FIRST AMENDMENT

TO

RESTRICTED STOCK AGREEMENTS

This First Amendment to Restricted Stock Agreement (the “Agreement”) is entered into as of May 18, 2012 by and between Mandalay Digital Group, Inc. a Delaware corporation (formerly known as NeuMedia, Inc.) (the “Company”), and Peter Adderton (the “Holder”).

WHEREAS, the Company and the Holder entered into those certain Restricted Stock Agreement listed on Exhibit A hereto (each, an “Original Agreement” and collectively, the “Original Agreements”)) under which the Company issued to Holder the number of Shares of Common Stock under each Original Agreement set forth opposite the listing of such agreement on Exhibit A hereto (all such shares collectively, the “Granted Shares”); and

WHEREAS, the Company and the Holder desire to amend the Original Agreements in certain respects as set forth in this Agreement to clarify and/or correct certain ministerial and/or scrivener's errors in relation to the voting rights of the Granted Shares.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Holder hereby agree as follows:

1.           Amendments.

(a)          For added clarity of the original intention under the Original Agreements, Section 2(e) of each of the Original Agreements is hereby amended by adding as a last sentence thereof the following new sentence:

“For added clarity, this Agreement and the Granted Shares are not made under or subject to the Plan, except solely the convenience of incorporating the adjustment features thereof as set forth in this paragraph, and utilizing herein any defined terms of the Plan where this Agreement expressly defines such terms by direct reference to the defined terms of the Plan.”

(b)          Section 5 of each of the Original Agreements is hereby amended and restated in its entirety as follows:

“5.           Stockholder Rights. Subject to the terms and other restrictions hereof (including the forfeiture provisions hereof), the Holder shall have all the rights of a stockholder with respect to the Granted Shares while they are unvested, including without limitation, the right to vote the Granted Shares and to receive any cash dividends declared thereon.”

2.           Miscellaneous.

(a)          Original Agreement Affirmed. Except as provided in this Agreement, the Original Agreements remain in full force and effect without modification.

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(b)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c)          Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d)          Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Company and the Holder have executed this as of the date set forth above.

/s/ Peter Adderton	MANDALAY DIGITAL GROUP, INC.:
Peter Adderton
	By:	/s/ Peter Adderton

	Its:	CEO

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EXHIBIT A

One Restricted Stock Agreement between Company and Holder as follows:

Date or Restricted Stock Agreement	Granted Shares
December 28, 2011	9,037,500 shares of common stock
[end]

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